UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 13, 2015

AmerisourceBergen Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-16671	23-3079390
(State or other	(Commission File Number)	(IRS Employer
jurisdiction of		Identification
incorporation)		No.)

1300 Morris Drive
Chesterbrook, PA	19087
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (610) 727-7000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Term Loan Credit Agreement

On November 13, 2015, AmerisourceBergen Corporation (the “Company”) entered into a term loan credit agreement (the “Term Loan Credit Agreement”) with JPMorgan Chase Bank, N.A., as administrative agent, and the lenders party thereto. The Term Loan Credit Agreement provides for a senior unsecured term loan of $1.0 billion (the “Term Loan”) that matures on November 13, 2020 (the “Maturity Date”). The Company will use the proceeds of the Term Loan to repay funding sources used to finance a portion of the cash consideration paid in connection with the acquisition of PharMEDium Healthcare Holdings, Inc., a Delaware corporation. As previously announced in the Company’s Current Report on Form 8-K filed on November 6, 2015, the acquisition of PharMEDium Healthcare Holdings, Inc. was completed on November 6, 2015.

Pursuant to the Term Loan Credit Agreement, the Company is required to make a principal repayment of $25 million on the last business day of each March, June, September and December, commencing in March 2016. The remaining unpaid principal amount of the Term Loan is due on the Maturity Date. The Term Loan will bear interest at a rate equal either to an alternate base rate, plus an applicable rate, or a London interbank offered rate (“LIBOR”), plus an applicable rate, in each case, as determined in accordance with the provisions of the Term Loan Credit Agreement. The applicable rate will be based on the public debt ratings of the Company by Standard & Poor’s Ratings Services, Moody’s Investors Service, Inc. and Fitch, Inc. and ranges from 0 basis points to 25 basis points over an alternate base rate or 75 basis points to 125 basis points over LIBOR, as applicable. The Company has the right to prepay the Term Loan at any time, in whole or in part and without premium or penalty (other than, if applicable, any breakage costs), provided that any such prepayment is in a minimum amount of $5 million. The Term Loan Credit Agreement contains certain affirmative and negative covenants, including a financial leverage ratio, and includes limitations on, among other things, indebtedness of subsidiaries, liens, fundamental changes and asset sales. The Term Loan Credit Agreement also contains certain representations, warranties and events of default (which are, in some cases, subject to certain exceptions, thresholds and grace periods) including, but not limited to, non-payment of principal and interest, failure to perform or observe covenants, breaches of representations and warranties and certain bankruptcy-related events.

The foregoing description of the Term Loan Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the Term Loan Credit Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Multi-Currency Revolving Credit Facility

On November 13, 2015, the Company and its subsidiaries AmerisourceBergen Specialty Group Canada Corporation, Innomar Strategies Inc. and BP Pharmaceuticals Laboratories Company entered into a Fifth Amendment and Restatement Agreement (the “Amendment Agreement”) to amend and restate the Credit Agreement, dated as of March 18, 2011, as amended, among the Company, the borrowing subsidiaries party thereto, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent, pursuant to which the Company and such subsidiaries obtained a senior multi-currency revolving credit facility (the “Multi-Currency Revolving Credit Facility”). The Multi-Currency Revolving Credit Facility is unsecured and the Company guarantees the obligations of its subsidiaries thereunder.

The Multi-Currency Revolving Credit Facility was amended to, among other things, extend the maturity date of the facility to November 13, 2020. Interest on borrowings under the Multi-Currency Revolving Credit Facility accrues at specified rates based on the Company’s public debt ratings by Standard & Poor’s Ratings Services, Moody’s Investors Service, Inc. and Fitch, Inc. and ranges from 69 basis points to 110 basis points over the Canadian Dealer Offered Rate, LIBOR, the Euro Overnight Rate and the Bankers Acceptance Stamping Fee, as applicable, and 0 basis points to 10 basis points over the alternate base rate and Canadian prime rate, as applicable, in each case, as determined in accordance with the provisions of the Multi-Currency Revolving Credit Facility.  The Company has agreed to pay facility fees to maintain the availability under the Multi-Currency Revolving Credit Facility at specified rates based on its public debt ratings, ranging from 6 basis points to 15 basis points, annually, of the total commitments of the lenders thereunder. The Company has the right to prepay borrowings under the Multi-Currency Revolving Credit Facility at any time, in whole or in part and without premium or penalty (other than, if applicable, any breakage costs), provided that the amount of any such prepayment meets certain minimum thresholds. The Company may also choose to reduce its commitments under the Multi-Currency Revolving Credit Facility at any time. The Multi-Currency Revolving Credit Facility contains affirmative and negative covenants, including a financial leverage ratio, and includes limitations on, among other things, indebtedness of subsidiaries, liens, fundamental changes and asset sales. The Company may obtain letters of credit under the Multi-Currency Revolving Credit Facility up to a maximum amount of US$50 million. The amount of the Company’s outstanding letters of credit reduces availability under the Multi-Currency Revolving Credit Facility. The Company may use the funds provided under the Multi-Currency Revolving Credit Facility for general corporate purposes of the Company and its subsidiaries. The Multi-Currency Revolving Credit Facility contains certain representations, warranties and events of default (which are, in some cases, subject to certain exceptions, thresholds and grace periods) including, but not limited to, non-payment of principal and interest, failure to perform or observe covenants, breaches of representations and warranties and certain bankruptcy-related events.

The foregoing description of the Multi-Currency Revolving Credit Facility does not purport to be complete and is qualified in its entirety by reference to the Amendment Agreement (including the amended and restated credit agreement attached as Exhibit A thereto), which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated by reference herein.

Certain of the lenders under the Term Loan Credit Agreement and the Multi-Currency Revolving Credit Facility, and their affiliates, have various relationships with the Company and have in the past provided, and may in the future provide, investment banking, commercial banking, derivative transactions and financial advisory services to the Company and its affiliates in the ordinary course of business for which they have received and may continue to receive fees and commissions. In particular, J.P. Morgan Securities LLC, an affiliate of JPMorgan Chase Bank, N.A., Merrill Lynch, Pierce, Fenner & Smith Incorporated, an affiliate of Bank of America, N.A., and Wells Fargo Securities, LLC, an affiliate of Wells Fargo Bank, N.A., have served as joint book-running managers, and certain affiliates of the other lenders have served as underwriters, in connection with past senior note offerings by the Company, and such affiliates may serve similar roles in future securities offerings by the Company. In addition, certain of the lenders serve various roles in connection with a $950 million receivables securitization facility to which the Company’s subsidiary, AmerisourceBergen Drug Corporation, is a party and pursuant to which accounts receivables are sold on a revolving basis to a special purpose entity. The Bank of Tokyo-Mitsubishi UFJ, LTD., New York Branch, serves as administrator and a purchaser under the program and Wells Fargo Bank, N.A. serves as a purchaser under the program. Certain of the other lenders or their affiliates also serve as lenders or purchasers under the securitization facility.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are filed as part of this report:

10.1            Term Loan Credit Agreement, dated as of November 13, 2015, among AmerisourceBergen Corporation, the lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent.

10.2            Fifth Amendment and Restatement Agreement, dated as of November 13, 2015, among AmerisourceBergen Corporation, the borrowing subsidiaries party thereto, the lenders party thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERISOURCEBERGEN CORPORATION

Date: November 13, 2015	By:	/s/ Tim G. Guttman
		Name:	Tim G. Guttman
		Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1	Term Loan Credit Agreement, dated as of November 13, 2015, among AmerisourceBergen Corporation, the lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent.

10.2

Fifth Amendment and Restatement Agreement, dated as of November 13, 2015, among AmerisourceBergen Corporation, the borrowing subsidiaries party thereto, the lenders party thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent.